Exhibit 99.1

Ocular Therapeutix Presents at the 12th Annual Ophthalmology Innovation Summit (OIS)

DEXTENZA® Sets Billable Insert In-Market Sales Record in June and Company Announces Preliminary Second Quarter 2020 Net Product Revenue

BEDFORD, MASS. – (BUSINESS WIRE) – July 17, 2020 – Ocular Therapeutix, Inc. (NASDAQ: OCUL), a biopharmaceutical company focused on the formulation, development, and commercialization of innovative therapies for diseases and conditions of the eye, participated in the OIS Virtual Public Company Showcase on July 16, 2020. Antony Mattessich, President and Chief Executive Officer of Ocular Therapeutix, presented a corporate overview and provided updates on the DEXTENZA® launch and the product pipeline. A copy of the Company’s presentation is available on the Company’s website, www.ocutx.com.

June is Record Month for DEXTENZA Billable Insert In-Market Sales; Company Announces Preliminary Second Quarter 2020 Net Product Revenue

Despite the ongoing market challenges amid COVID, the Company had its strongest month to date in DEXTENZA in-market sales in June as Ambulatory Surgery Centers (ASCs) and hospital outpatient departments purchased 2,294 billable inserts. DEXTENZA has shown a steady and robust rebound with the sales of billable inserts in-market of 64, 790 and 2,294 in April, May and June, respectively. The increases observed in the second quarter reflect the reopening of some ASCs and hospitals outpatient departments and the resumption of some elective surgeries following COVID-related closures across the United States beginning in the last two weeks of March 2020.

The Company is projecting total product net revenue of $1.6 million for the quarter ended June 30, 2020. Net product revenue of DEXTENZA (dexamethasone ophthalmic insert) 0.4mg and ReSure® Sealant for the quarter ended June 30, 2020, are estimated at $1.4 million and $0.2 million, respectively.

“Record billable inserts sold in-market in June exceeded our previous highest month by approximately 40% and reinforces our conviction behind the launch of DEXTENZA,” said Antony Mattessich, President and Chief Executive Officer. “We believe this re-established momentum in the market combined with our recent news of eligibility for professional fee reimbursement for the administration of DEXTENZA with procedure code 0356T by Novitas Solutions, the largest Medicare Administrative Contractor, positions the Company well going into the third quarter.”

Announcing New Product Candidate to Treat Episodic Dry Eye Disease

During the presentation in the OIS Virtual Public Company Showcase, Ocular announced plans to develop a new product candidate, OTX-DED (dexamethasone intracanalicular insert) for the treatment of episodic dry eye. There are approximately 9 million patients diagnosed with episodic dry eye disease in the United States, according to Market Scope (2019 report). Many of these dry eye patients experience episodic flares of their signs and symptoms which are likely related to inflammation. Currently available topical steroids may lead to adverse events such as elevated IOP or cataracts if used chronically and all contain preservatives which result in itching and burning. We believe that OTX-DED may offer these patients the opportunity, if approved, to be treated with a self-limited, physician-administered, preservative-free and hands-free steroid therapy. The Company plans to file a Phase 2-enabling investigative new drug application with the U.S. Food and Drug Administration by the end of 2020.

Like DEXTENZA, OTX-DED and other product candidates in the Company’s pipeline that utilize the intracanalicular route of administration would potentially benefit from reimbursement under procedure code 0356T if approved.

About Ocular Therapeutix, Inc.

Ocular Therapeutix, Inc. is a biopharmaceutical company focused on the formulation, development, and commercialization of innovative therapies for diseases and conditions of the eye using its proprietary bioresorbable hydrogel-based formulation technology. Ocular Therapeutix’s first commercial drug product, DEXTENZA® (dexamethasone ophthalmic insert), is FDA-approved for the treatment of ocular inflammation and pain following ophthalmic surgery. Ocular Therapeutix recently completed a Phase 3 clinical trial evaluating DEXTENZA for the treatment of ocular itching associated with allergic conjunctivitis. The Company’s earlier stage development assets currently in Phase 1 trials include OTX-TIC (travoprost intracameral implant) for the reduction of intraocular pressure in patients with primary open-angle glaucoma and ocular hypertension, OTX-CSI (cyclosporine intracanalicular insert) for the treatment of the signs and symptoms of dry eye disease and OTX-TKI (axitinib intravitreal implant) for the treatment of retinal diseases. Also, in collaboration with Regeneron, Ocular Therapeutix is currently developing OTX-AFS, an extended-delivery formulation of aflibercept for the treatment of retinal diseases. Ocular Therapeutix's first product, ReSure® Sealant, is FDA-approved to seal corneal incisions following cataract surgery.

Forward Looking Statements

Any statements in this press release about future expectations, plans, and prospects for the Company, including the commercialization of DEXTENZA®, ReSure® Sealant, or any of the Company’s product candidates; the commercial launch of, and effectiveness of reimbursement codes for, DEXTENZA; the development and regulatory status of the Company’s product candidates, such as the Company’s development of and prospects for approvability of DEXTENZA for additional indications including allergic conjunctivitis, OTX-DED for the treatment of temporary dry eye disease, OTX-CSI for the treatment of dry eye disease, OTX-TIC for the treatment of primary open-angle glaucoma and ocular hypertension, OTX-TKI for the treatment of retinal diseases including wet AMD, and OTX-AFS as an extended-delivery formulation of the VEGF trap aflibercept for the treatment of retinal diseases including wet AMD; the ongoing development of the Company’s extended-delivery hydrogel depot technology; the size of potential markets for our product candidates; the potential utility of any of the Company’s product candidates; the potential benefits and future operation of the collaboration with Regeneron Pharmaceuticals, including any potential future payments thereunder; projected net product revenue and other financial metrics of DEXTENZA; the expected impact of the COVID-19 pandemic on the Company and its operations; the sufficiency of the Company’s cash resources and other statements containing the words "anticipate," "believe," "estimate," "expect," "intend", "goal," "may", "might," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the timing and costs involved in commercializing DEXTENZA, ReSure Sealant or any product candidate that receives regulatory approval, including the conduct of post-approval studies, the ability to retain regulatory approval of DEXTENZA, ReSure Sealant or any product candidate that receives regulatory approval, the ability to maintain reimbursement codes for DEXTENZA, the initiation, timing and conduct of clinical trials, availability of data from clinical trials and expectations for regulatory submissions and approvals, the Company’s scientific approach and general development progress, the availability or commercial potential of the Company’s product candidates, the Company’s ability to generate its projected net product revenue on the timeline expected, if at all, the sufficiency of cash resources, the Company’s existing indebtedness, the ability of the Company’s creditors to accelerate the maturity of such indebtedness upon the occurrence of certain events of default, the outcome of the Company’s ongoing legal proceedings, the severity and duration of the COVID-19 pandemic including its effect on the Company’s and relevant regulatory authorities’ operations, the need for additional financing or other actions and other factors discussed in the “Risk Factors” section contained in the Company’s quarterly and annual reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Investors

Ocular Therapeutix

Donald Notman

Chief Financial Officer

dnotman@ocutx.com

or

Westwicke, an ICR Company

Chris Brinzey, 339-970-2843

Managing Director

chris.brinzey@westwicke.com

Media

Ocular Therapeutix

Scott Corning

Senior Vice President, Commercial

scorning@ocutx.com